EXHIBIT 11




                            TOMMY HILFIGER CORPORATION
                   COMPUTATION OF NET INCOME PER ORDINARY SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS ENDED
                                                           JUNE 30,


                                                       1997     1996

         FINANCIAL STATEMENT PRESENTATION

         PRIMARY

         Average shares outstanding                   37,262   36,911

         Net effect of dilutive stock options
           based on the treasury stock method
           using average market price                    618      589
                                                     -------  -------

         Total                                        37,880   37,500
                                                     =======  =======

         Net Income                                  $17,507  $12,578
                                                     =======  =======

         Per share amount                            $   .46  $   .34
                                                     =======  =======

         FULLY DILUTED

         Average shares outstanding                   37,262   36,911

         Net effect of dilutive stock options
           based on the treasury stock method
           using the greater of the average
           or ending market price                        618    1,079
                                                     -------  -------

         Total                                        37,880   37,990
                                                     =======  =======

         Net Income                                  $17,507  $12,578
                                                     =======  =======

         Per share amount                            $   .46  $   .33
                                                     =======  =======













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